SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 14, 2004
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                               CYTOGEN CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                       000-14879                 222322400
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(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


650 College Road East, CN 5308, Suite 3100, Princeton, NJ                08540
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       (Address of Principal Executive Offices)                       (Zip Code)

       Registrant's telephone number, including area code: (609) 750-8200
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ITEM 5.  OTHER EVENTS.

     As previously disclosed in the Company's periodic filings with the Securities and Exchange Commission, the Company is involved in litigation in the United States District Court for the District of New Jersey in an action filed by M. David Goldenberg and Immunomedics, Inc. relating to the Company's PROSTASCINT product. The Company moved for summary judgment dismissing the action, which motion was granted on April 29, 2003. That dismissal was appealed, and oral argument on the appeal was held on March 2, 2004. The appellate court has not indicated when it expects to issue a ruling; however, given the uncertainty associated with litigation, the Company cannot give any assurance that the litigation could not result in a material expenditure to the Company.

     In connection with a recent review of certain of the Company's intellectual property, it was determined that the Company was the recipient, beginning in 1998, of correspondence from legal counsel representing the former employer of Dr. Julius Horoszewicz, the sole inventor on the principal United States patent covering PROSTASCINT. Such correspondence alleged that the patent rights to Dr. Horoszewicz's discoveries were the property of such former employer and that Dr. Horoszewicz had no right to assign them to the Company. The Company vigorously disputed those allegations, and the Company has no record of the matter having been pursued by such former employer subsequent to August 2000.

     The Company believes that in view of the marketing of the technology covered by the patent through the sale of PROSTASCINT by the Company, the Company's right to use the underlying technology in its continuing production and sale of PROSTASCINT should not be at risk. However, if such claims were reasserted, and if it were to be concluded that Dr. Horoszewicz in fact had no right to assign the patent to the Company, a court could determine that the Company has no right to use the technology covered by the patent or that any royalties paid by or payable by the Company in respect of the use of the patent should have been paid in the past, and should in the future be payable, to Dr. Horoszewicz's former employer in lieu of Dr. Horoszewicz. The amount of any such payments, and the Company's liability for them, is not presently determinable, and the Company cannot give any assurance that an adverse determination could not result in a material expenditure to the Company or have a material adverse effect on the Company's financial condition.

     Under the Company's agreement with Dr. Horoszewicz, Dr. Horoszewicz has agreed to indemnify the Company against damages based upon Cytogen's ownership of the rights assigned by Dr. Horoszewicz.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CYTOGEN CORPORATION


                                    By: /s/ Michael D. Becker
                                        ----------------------------------------
                                        Michael D. Becker
                                        President and Chief Executive
                                        Officer

Dated:   April 14, 2004